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                      [LETTERHEAD OF RONEL STETTNER & CO.]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As the independent public accountants of Bay Heart Ltd. for the year 1996, we hereby consent to the incorporation of our report for the financial statements as of December 31, 1996 included in this form 10K, into the Company's previously filed Registration Statement File No. 33-51023, and No. 55137.

                                        /s/ Ronel Stettner & Co.

                                        Ronel Stettner & Co.
                                        Certified Public Accountants (Israel)

March 25, 1999